Exhibit 10.62

SHARE OPTION AGREEMENT

This Share Option Agreement (this “Agreement”) is made and entered into as of the Grant Date specified below by and between 1847 Holdings LLC, a Delaware limited liability company (the “Company”), and the grantee named below (the “Grantee”).

Name of Grantee:
Grant Date:
Expiration Date:
Exercise Price:
Number of Option Shares:
Type of Option:
Vesting Start Date:
Vesting Schedule:

1. Grant of Option.

1.1. Grant. The Company hereby grants to the Grantee an option (the “Option”) to purchase the total number of Shares equal to the number of Option Shares set forth above, at the Exercise Price set forth above. The Option is being granted pursuant to the terms of the Company’s 2023 Equity Incentive Plan (the “Plan”). Capitalized terms used but not defined herein will have the meanings ascribed to them in the Plan.

1.2. Type of Option. The Option is intended to be either a Non-qualified Share Option (i.e., not an Incentive Share Option) or an Incentive Share Option within the meaning of Section 422 of the Code, as indicated above, although the Company makes no representation or guarantee that the Option will qualify as an Incentive Share Option. To the extent that the aggregate Fair Market Value (determined on the Grant Date) of the Shares with respect to which Incentive Share Options are exercisable for the first time by the Grantee during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-qualified Share Options.

1.3. Consideration. The grant of the Option is made in consideration of the services to be rendered by the Grantee to the Company and is subject to the terms and conditions of the Plan.

2. Exercise Period; Vesting.

2.1. Vesting Schedule. The Option will become vested and exercisable in accordance with the Vesting Schedule specified above until the Option is 100% vested. The unvested portion of the Option will not be exercisable on or after the Grantee’s termination of Continuous Service.

2.2. Expiration. The Option will expire on the Expiration Date set forth above, or earlier as provided in this Agreement or the Plan.

3. Termination of Continuous Service.

3.1. Termination for Reasons Other Than Cause, Death or Disability. If the Grantee’s Continuous Service is terminated for any reason other than Cause, death or Disability, the Grantee may exercise the vested portion of the Option, but only within such period of time ending on the earlier of (a) the date that is three (3) months following the termination of the Grantee’s Continuous Service or (b) the Expiration Date.

3.2. Termination for Cause. If the Grantee’s Continuous Service is terminated for Cause, the Option (whether vested or unvested) shall immediately terminate and cease to be exercisable.

3.3. Termination Due to Disability. If the Grantee’s Continuous Service terminates as a result of the Grantee’s Disability, the Grantee may exercise the vested portion of the Option, but only within such period of time ending on the earlier of (a) the date that is twelve (12) months following the Grantee’s termination of Continuous Service or (b) the Expiration Date.

3.4. Termination Due to Death. If the Grantee’s Continuous Service terminates as a result of the Grantee’s death, or the Grantee dies within a period following termination of the Grantee’s Continuous Service during which the vested portion of the Option remains exercisable, the vested portion of the Option may be exercised by the Grantee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by the person designated to exercise the Option upon the Grantee’s death, but only within the time period ending on the earlier of (a) the date that is twelve (12) months following the Grantee’s death or (b) the Expiration Date.

3.5. Extension of Termination Date. If following the Grantee’s termination of Continuous Service for any reason the exercise of the Option is prohibited because the exercise of the Option would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the expiration of the Option shall be tolled until the date that is thirty (30) days after the end of the period during which the exercise of the Option would be in violation of such registration or other securities requirements.

4. Manner of Exercise.

4.1. Election to Exercise. To exercise the Option, the Grantee (or in the case of exercise after the Grantee’s death or incapacity, the Grantee’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed share option exercise agreement in the form attached hereto as Exhibit A, or as is approved by the Committee from time to time (the “Exercise Agreement”), which shall set forth, inter alia: (a) the Grantee’s election to exercise the Option; (b) the number of Shares being purchased; (c) any restrictions imposed on the Shares; and (d) any representations, warranties and agreements regarding the Grantee’s investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than the Grantee exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option.

4.2. Payment of Exercise Price. The entire Exercise Price of the Option shall be payable in full at the time of exercise to the extent permitted by applicable statutes and regulations, either: (a) in cash or by certified or bank check at the time the Option is exercised; (b) by delivery to the Company of other Shares, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Exercise Price (or portion thereof) due for the number of Shares being acquired, or by means of attestation whereby the Grantee identifies for delivery specific Shares that have a Fair Market Value on the date of attestation equal to the Exercise Price (or portion thereof) and receives a number of Shares equal to the difference between the number of Shares thereby purchased and the number of identified attestation shares (a “Share for Share Exchange”); (c) through a “cashless exercise program” established with a broker; (d) by reduction in the number of Shares otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Exercise Price at the time of exercise; (e) by any combination of the foregoing methods; or (f) in any other form of legal consideration that may be acceptable to the Committee.

4.3. Issuance of Shares. Provided that the Exercise Agreement and payment are in form and substance satisfactory to the Company, the Company shall issue the Shares registered in the name of the Grantee, the Grantee’s authorized assignee, or the Grantee’s legal representative which shall be evidenced by certificates representing the Shares with the appropriate legends affixed thereto, appropriate entry on the books of the Company or of a duly authorized transfer agent, or other appropriate means as determined by the Company.

5. Tax Liability and Withholding.

5.1. Prior to the issuance of Shares upon the exercise of the Option, the Grantee must make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local withholding obligations of the Company. The Grantee may satisfy any federal, state or local tax withholding obligation relating to the exercise of the Option by any of the following means: (a) tendering a cash payment; (b) authorizing the Company to withhold Shares from the Shares otherwise issuable to the Grantee as a result of the exercise of the Option; provided, however, that no Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered Shares. The Company has the right to withhold from any compensation paid to a Grantee.

5.2. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and the Company (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any Shares acquired on exercise; and (b) does not commit to structure the Option to reduce or eliminate the Grantee’s liability for Tax-Related Items.

6. No Rights as Shareholder. The Grantee shall not have any rights as a shareholder with respect to any Shares subject to the Option prior to the date of exercise of the Option.

7. Change of Control. Upon the occurrence of a Change of Control, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of this Award, including, without limitation, the following (or any combination thereof): (a) continuation or assumption of the Award under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (b) substitution by the surviving company or corporation or its parent of awards with substantially the same terms for the Award (with appropriate adjustments to the type of consideration payable upon settlement of the Award); (c) accelerated exercisability, vesting and/or payment under the Award immediately prior to or upon the occurrence of such event or upon a termination of employment or other service following such event; and (d) if all or substantially all of the Company’s outstanding Shares are transferred in exchange for cash consideration in connection with such Change of Control, cancellation of all or any portion of the Award for fair value (in the form of cash, shares, other property or any combination thereof) as determined in the sole discretion of the Committee.

8. Grant is not Transferable. The Option is not transferable by the Grantee other than to a designated beneficiary upon the Grantee’s death or by will or the laws of descent and distribution, and is exercisable during the Grantee’s lifetime only by him or her. No assignment or transfer of the Option, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary upon death by will or the laws of descent or distribution) will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Option will terminate and become of no further effect.

9. No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained in any position, as an Employee, Consultant or Director. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Grantee’s Continuous Service at any time, with or without Cause.

10. No Impact on Other Benefits. The value of the Grantee’s Option is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

11. Investment Representation. The Grantee must, within five (5) days of demand by the Company, furnish the Company an agreement satisfactory to the Company in which the Grantee represents that the Shares acquired upon exercise are being acquired for investment. The Company will have the right, at its election, to place legends on the certificates representing the Shares so being issued with respect to limitations on transferability imposed by federal and/or state laws, and the Company will have the right to issue “stop transfer” instructions to its transfer agent.

12. Grantee Undertaking. The Grantee agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed on either the Grantee or the Option pursuant to this Agreement.

13. Qualification as an Incentive Share Option. If this Option is an Incentive Share Option, the Grantee understands that in order to obtain the benefits of an Incentive Share Option, no sale or other disposition may be made of Shares for which incentive share option treatment is desired within one (1) year following the date of exercise of the Option or within two (2) years from the Grant Date. The Grantee understands and agrees that the Company shall not be liable or responsible for any additional tax liability the Grantee incurs in the event that the Internal Revenue Service for any reason determines that this Option does not qualify as an incentive share option within the meaning of the Code.

14. Disqualifying Disposition. If this Option is an Incentive Share Option and the Grantee disposes of the Shares prior to the expiration of either two (2) years from the Grant Date or one (1) year from the date the Shares are transferred to the Grantee pursuant to the exercise of the Option, the Grantee shall notify the Company in writing within thirty (30) days after such disposition of the date and terms of such disposition. The Grantee also agrees to provide the Company with any information concerning any such dispositions as the Company requires for tax purposes.

15. Compliance with Law. The Grantee acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, state and applicable foreign securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

16. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

17. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Grantee and the Company.

18. Options Subject to Plan. This Agreement is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

19. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the Option may be transferred by will or the laws of descent or distribution.

20. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

21. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Option in this Agreement does not create any contractual right or other right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment with the Company.

22. Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Option, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Grantee’s material rights under this Agreement without the Grantee’s consent.

23. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

24. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

25. Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying Shares and that the Grantee should consult a tax advisor prior to such exercise or disposition.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date set forth above.

COMPANY:

1847 HOLDINGS LLC

By:
Name:
Title:

Address:

GRANTEE:

(Signature)

(Name)

Address:

SSN:

Exhibit A

SHARE OPTION EXERCISE AGREEMENT

This Share Option Exercise Agreement (this “Exercise Agreement”) is made and entered into as of _______________ by and between 1847 Holdings LLC, a Delaware limited liability company (the “Company”), and the purchaser named below (the “Purchaser”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the 1847 Holdings LLC 2023 Equity Incentive Plan (the “Plan”).

Purchaser Name:____________________________________________________________________________

Address:__________________________________________________________________________________

Social Security Number:______________________________________________________________________

1. Option. The Purchaser was granted an option (the “Option”) to purchase Shares pursuant to the terms of the Plan and the Share Option Agreement (the “Option Agreement”) between the Company and the Purchaser dated ________________, as follows:

Type of Option (check one):

____ Incentive Share Option

____ Non-qualified Share Option

Grant Date:__________________________________

Number of Option shares:_______________________

Exercise Price per share:________________________

Expiration Date:______________________________

2. Exercise of Option. The Purchaser hereby elects to exercise the Option to purchase __________ Shares, all of which are vested pursuant to the terms of the Option Agreement. The total Exercise Price for all of the Shares is ________ (Total Shares times Exercise Price per Share).

3. Payment of the Exercise Price; Delivery of Required Documents. The Purchaser encloses payment in full of the total Exercise Price for the Shares in the following form(s), as authorized by the Option Agreement (check and complete as appropriate):

____ In cash (by certified or bank check) in the amount of $_____, receipt of which is acknowledged by the Company.

____ By delivery of ______ previously acquired Shares duly endorsed for transfer to the Company.

____ Through a Share for Share Exchange (Contact Company CFO).

____ By a broker-assisted cashless exercise (Contact Company CFO).

____ By reduction in the number of Shares otherwise deliverable upon exercise with a Fair Market Value equal to the total Exercise Price (Contact Company CFO).

The Purchaser will deliver any other documents that the Company requires.

4. Tax Withholding. The Purchaser authorizes payroll withholding and will make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local withholding obligations of the Company. The Purchaser may satisfy any federal, state or local tax withholding obligation relating to the exercise of the Option by any of the methods set forth in the Plan or Option Agreement. The Purchaser understands that ownership of the Shares will not be transferred to the Purchaser until the total Exercise Price and all applicable withholding taxes have been paid.

5. Notice of Disqualifying Disposition. If the Option is an Incentive Share Option, the Purchaser agrees to promptly notify the Secretary at the Company if he or she transfers any of the Shares purchased pursuant to this Exercise Agreement within one (1) year from the date of exercise of the Option or within two (2) years from the Grant Date.

6. Tax Consequences. The Purchaser understands that there may be adverse federal or state tax consequences as a result of his or her purchase or disposition of the Shares. The Purchaser also acknowledges that he or she has been advised to consult with a tax advisor in connection with the purchase or disposition of the Shares. The Purchaser is not relying on the Company for tax advice.

7. Compliance with Law. The issuance and transfer of the Shares will be subject to, and conditioned upon compliance by the Company and the Purchaser with, all applicable federal, state and local laws and regulations and all applicable requirements of any stock exchange or automated quotation system on which the Shares may be listed or quoted at the time of such issuance or transfer.

8. Successors and Assigns; Binding Effect. The Company may assign any of its rights under this Exercise Agreement. This Exercise Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. This Exercise Agreement will be binding upon the Purchaser and the Purchaser’s heirs, executors, legal representatives, successors and assigns.

9. Governing Law. This Exercise Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

10. Severability. The invalidity or unenforceability of any provision of this Exercise Agreement shall not affect the validity or enforceability of any other provision, and each provision of this Exercise Agreement shall be severable and enforceable to the extent permitted by law.

11. Counterparts. This Exercise Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

12. Notice. Any notice required to be delivered to the Company under this Exercise Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Purchaser under this Exercise Agreement shall be in writing and addressed to the Purchaser at the Purchaser’s address as set forth above. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

13. Acknowledgement. The Purchaser understands that he or she is purchasing the Shares pursuant to the terms and conditions of the Plan and the Option Agreement, copies of which the Purchaser has read and understands.

IN WITNESS WHEREOF, the parties have executed this Exercise Agreement as of the date first above written.

COMPANY:

1847 Holdings LLC

By:
Name:
Title:

PURCHASER:

[Name]